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                      BELLSOUTH TELECOMMUNICATIONS, INC.

                                    BYLAWS

                                  AS AMENDED

                           EFFECTIVE  JULY 31, 1996


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                                   ARTICLE I
                                 SHAREHOLDERS
                                 ------------

            SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Chairman or President may determine, or if the Chairman or President fails to so determine, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m. on the fourth Monday in March of each year, or, if such date is a legal holiday, on the next succeeding business day. The Chairman or President may specify prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting, provided that notice of all purposes of the meeting are described in the meeting notice.

            SECTION 2. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman, the President or upon written request to the Secretary of the Corporation, by the holders of at least twenty-five percent of the outstanding shares entitled to vote on any issue to be considered at such meeting. Such written request shall specify the date, time and purpose of the proposed meeting. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof.

          SECTION 3. NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice of each meeting of shareholders, stating the place, date and time of the meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten
(10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. If such notice is for a special meeting, the notice shall also include the purpose or purposes for which the special meeting is being called and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting. A shareholder shall be deemed to have waived notice if he is present at such meeting in person or by proxy and does not object at the beginning of the meeting to the holding of such meeting or the transacting of business at the meeting. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which an amendment to the Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must expressly waive the right to such information. Failure to receive notice of any meeting of shareholders shall not

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invalidate the meeting.  Notice of any meeting may be given by the Chairman, the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time, date and place of reconvening of any adjourned meeting, if the time, date and place to which the meeting is adjourned are announced at the adjourned meeting and if there is no change in the record date.

            SECTION 4. QUORUM; REQUIRED SHAREHOLDER VOTE. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. A shareholder who is present solely to object to the holding of the meeting or transacting business at the meeting shall not be deemed present for quorum purposes. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof (provided no new record date is set), notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

            SECTION 5. PROXIES. A shareholder may vote either in person or by a proxy which he has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

               SECTION 6. ACTION OF SHAREHOLDERS WITHOUT MEETING. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent(s), describing the action taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that, the consenting shareholder must have been furnished the same information that would have been required by the Georgia Business Corporation Code to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action or the consent must expressly waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders at a meeting of the shareholders and may be described as such in any document. The written consent shall be delivered to the Corporation for inclusion in the minutes of the proceedings of the shareholders or filing with the corporate records.



                                  ARTICLE II
                                   DIRECTORS
                                  ----------

            SECTION 1. POWER OF DIRECTORS. The Board of Directors shall direct the management of the business and affairs of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these Bylaws.

            SECTION 2. COMPOSITION, ELECTION AND TERM OF THE BOARD OF DIRECTORS. The Board of Directors of the Corporation shall consist of at least one and not more than thirty (30)

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natural persons, with the exact number to be determined by the number of persons elected to the Board of Directors and serving. Directors shall be elected at each annual shareholders, meeting. A Director's term shall expire at the next annual shareholders, meeting. Despite expiration of a Director's term, however, the Director shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of Directors.

            SECTION 3. ELECTION OF CHAIRMAN. The Board of Directors may elect from their number a Chairman of the Board. The Chairman shall preside at all meetings of the shareholders, of the Board of Directors, and of the Executive Committee, and shall have such other powers and duties as may be conferred or assigned by the Board of Directors. If there be no Chairman, or in the absence or disability of the Chairman, the President shall act as Chairman and preside at such meetings.

               SECTION 4. MEETINGS OF THE BOARD NOTICE OF DIRECTORS; NOTICE OF MEETINGS; WAIVER OF NOTICE. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year following the annual meeting of shareholders. The Board of Directors may by resolution provide for the date, time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman, the President or any member of the Executive Committee, and shall be called by the Chairman or the President upon request in writing signed by two or more Directors and specifying the purpose or purposes of the meeting. Notice of the date, time and place of such special meetings shall be given to each Director, at his residence or usual place of business, in person or by first class mail, express courier, facsimile machine, telegraph, cablegram or telephone, or by any other means customary for expedited business communications, at least two (2) days before the meeting. Any Director may execute a waiver of notice, either before or after any meeting, and deliver the waiver to the Corporation for filing with the corporate records. A Director's attendance at or participation in a meeting waives any required notice to him of the meeting, unless the Director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting.
Any meeting may be held at any place within or without the State of Georgia.

            SECTION 5. QUORUM AND VOTING. One-third of the Directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when the vote is taken, the vote of a majority of the Directors present shall be the act of the Board of Directors unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to any specified time, date and place.

            SECTION 6. ACTION OF BOARD OF DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent(s), describing the action taken, is signed by all the Directors or committee members and delivered to the Corporation for inclusion with the minutes of the proceedings of the Board of Directors or committee or filing with the corporate records. Such consent shall have the same force and effect as a unanimous affirmative vote of the

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Board of Directors or committee, as the case may be, and may be described as such in any document.

               SECTION 7. COMMITTEES. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee and such other committees as it deems necessary or desirable and may fix the quorum thereof, each committee composed of one (1) or more Directors, except that the Executive Committee shall have two (2) or more Directors. Any committee so designated shall serve at the pleasure of the Board of Directors and may exercise such authority as is delegated by the Board of Directors, provided that no committee shall (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (2) fill vacancies on the Board of Directors or on any of its committees; (3) amend Articles of Incorporation; (4) adopt, amend, or repeal Bylaws; or (5) approve a plan of merger not requiring shareholder approval.

            SECTION 8. EXECUTIVE COMMITTEE. The Chairman and the President, shall be members of the Executive Committee. The Executive Committee shall have, except as otherwise provided herein, by law or by resolution of the Board of Directors, all the authority of the Board of Directors during the intervals between the meetings of the Board of Directors. Minutes of all meetings of the Executive Committee shall be kept and recorded by the Secretary or by a director or officer designated by the Chairman or the President to perform such duties during all or any portion of a meeting, and shall be from time to time reported to the Board of Directors. The Board of Directors may designate from time to time one or more Directors as alternate members of the Executive Committee or of any other committee, who may replace any absent member or members at any meeting of the committee.

            SECTION 9. VACANCIES. A vacancy occurring in the Board of Directors including a vacancy or vacancies created by an increase in the number of Directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining Directors regardless of whether a quorum of Directors remain. A vacancy that will occur at a specified later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

            SECTION 10. TELEPHONE CONFERENCE MEETINGS. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of telephone conference or by any means of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.


                                  ARTICLE III
                                   OFFICERS
                                  -----------

               SECTION 1. EXECUTIVE STRUCTURE OF THE CORPORATION. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chairman, a President, such number of Group Presidents, Executive Vice Presidents, Senior Vice Presidents, State Presidents, Presidents (of a business or functional unit or division), and Vice Presidents as the Board of Directors shall from time to time determine, a Secretary, a Treasurer, a Comptroller and

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such other officers as may be elected by the Board of Directors.  The Board shall designate either the Chairman or the President as the Chief Executive Officer of the Corporation, and may designate a Chief Operating Officer. Each officer shall hold office for the term for which he has been elected or appointed and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except that neither the Chairman nor the President shall serve as Secretary or Assistant Secretary.
The Chief Executive Officer may change the title and responsibilities, but not the salary band, of any individual holding one of the following offices to another title within this group of offices: Group President, Executive Vice President, Senior Vice President, State President, President (of a business or functional unit or division), and Vice President.

            SECTION 2. APPOINTED OFFICERS. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board of Directors may consider necessary, who shall have such authority and perform such duties as may be provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chief Executive Officer or other appropriate officer.

               SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the following powers and duties in addition to those described elsewhere in these Bylaws. He shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. He shall have the power to make and execute contracts, deeds, evidences of indebtedness and other instruments on behalf of the Corporation and to delegate such powers to others. He shall have such additional powers and duties as may be conferred or assigned by the Board of Directors and as usually appertain to the chief executive office in like business corporations. He also shall be empowered at any time and from time to time to issue and promulgate rules, regulations and directives relating to the conduct of the business and affairs of the Corporation and to delegate such authority to others. The Secretary of the Corporation shall maintain a record of such rules, regulations and directives as are issued and promulgated by the Chief Executive Officer. Rules, regulations and directives so issued shall be available at any time to the Board of Directors and, subject to the authority of the Board of Directors or Executive Committee at any time to amend, suspend or repeal any or all of such rules, regulations or directives, shall evidence the authority of the officers and employees named therein to act on behalf of the Corporation with respect to the matters therein set forth. If the Chief Executive Officer is absent or disabled, the Chief Operating Officer shall perform the duties of the Chief Executive Officer. If the Chief Executive Officer is absent or disabled and if there be no Chief Operating Officer, the duties of the Chief Executive Officer shall be performed by such Group President, Executive Vice President, Senior Vice President, Vice President or other officer of the Corporation as the Board of Directors or the Chief Executive Officer may have designated.

            SECTION 4. CHIEF OPERATING OFFICER. If there be one, the Chief Operating officer of the Corporation shall, under the direction of the Chief Executive Officer, have direct supervision over the affairs of the Corporation, and shall have such other authority and duties as may be conferred or assigned by the Board of Directors or by the Chief Executive Officer or by these Bylaws. If there be no Chief Operating Officer, or in the case of absence or disability of the Chief Operating Officer, the duties of the office shall be performed by such Group President, Executive Vice President, Senior Vice President, Vice President or other officer of the Corporation as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may have designated.

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            SECTION 5. GROUP PRESIDENTS, EXECUTIVE VICE PRESIDENTS, SENIOR VICE
PRESIDENTS, STATE PRESIDENTS, PRESIDENTS (of a business or a functional unit or division), and Vice Presidents. Each Group President, Executive Vice
President, Senior Vice President, State President, President (of a business or a functional unit or division), and Vice President shall have such authority and perform such duties as may be assigned to him by the Board of Directors, the Chairman or the President.

            SECTION 6. SECRETARY. The Secretary shall send all requisite notices of meetings of the shareholders, the Board of Directors and the Executive Committee. The Secretary shall attend all meetings of the shareholders, the Board of Directors, and the Executive Committee, and shall keep a true and faithful record of the proceedings unless the Chairman or President has designated another director or officer to perform such duties during all or any portion of a meeting. The Secretary shall have custody of the seal of the Corporation, the securities of the Corporation's subsidiary corporations, the stock records of the corporation, and all other records, books, documents, and papers of the Corporation, except those required to be in the custody of the Treasurer or the Comptroller, and except such records as may be kept in departmental offices. The Secretary shall sign and execute all documents which require his signature and execution, shall affix the seal of the Corporation thereto and attest the same when necessary, and shall authenticate corporate records, when required. Assistant Secretaries appointed by the Board of Directors shall perform such duties as the Secretary finds appropriate to delegate in the ordinary course of business. Any Assistant Secretary, in the case of the absence or disability of the Secretary, may exercise the authority and perform the duties of the Secretary.

               SECTION 7. TREASURER. The Treasurer shall receive and have charge of all funds of the Corporation and shall have custody of all securities held by the Corporation, except those securities in the custody of the Secretary. He shall deposit the funds to the credit of the Corporation in such depositories as shall be approved from time to time by the Board of Directors, the Chairman, the President, the Treasurer, or an Assistant Treasurer. The funds shall be disbursed only on the approval of the Comptroller or his duly authorized representative, and under such rules and regulations as the Board of Directors may adopt. The Treasurer shall keep full and regular books showing all his receipts and disbursements, which books shall be open at all times to the inspection of the Chairman, the President or of any other member of the Board of Directors; and he shall make such reports as the Board of Directors, the Chairman, or the President may require. Assistant Treasurers appointed by the Board of Directors shall perform such duties as the Treasurer finds appropriate to delegate in the ordinary course of business. With the approval of the Chairman, or the President, the Treasurer shall designate which Assistant Treasurer shall perform the duties of the Treasurer in case of the absence or disability of the Treasurer. The Treasurer and each Assistant Treasurer shall give such security for the faithful performance of his duties as the Board of Directors may require.

            SECTION 8. COMPTROLLER. The Comptroller shall be the principal accounting officer of the Corporation and shall have custody and charge of all books of account, except those required by the Treasurer in keeping record of the work of his office, and shall have supervision over such accounting records as may be kept in departmental offices. The Comptroller shall have access to all books of account, including the records of the Secretary and the Treasurer, for purposes of audit and for obtaining information necessary to verify or complete the records of his office. The Comptroller or his duly authorized representative shall certify, authorize or approve payments and vouchers; and no payments from the general cash shall be made by the Treasurer

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except as certified, authorized or approved by the Comptroller or his authorized
representative.   With the approval of the Chairman or the President, the
Comptroller may designate some other person or persons to perform such of his duties as he finds necessary to delegate in the ordinary conduct of the business, and shall with such approval designate some person to perform the duties of Comptroller in case of his absence or disability.

            SECTION 9. OTHER DUTIES AND AUTHORITY. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chairman or the President.

            SECTION 10. REMOVAL OF OFFICERS. Any officer may be removed at any time by the Board of Directors with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.


                                  ARTICLE IV
                                     STOCK
                                  ----------

            SECTION 1. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall bear the name of the issuing corporation and that it is organized under the laws of Georgia, the name of the shareholder, the number, class, and series, if any, of shares represented, and the date of issue; and which shall be signed by the Chairman or President and the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until adequate consideration for the shares as determined by the Board of Directors has been received by the Corporation. A facsimile of the seal of the Corporation may be used in connection with the share certificates of the Corporation. Facsimile signatures of the officers named in this Section may be used in connection with said certificates if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be validly issued.

            SECTION 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

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            SECTION 3. REGISTERED SHAREHOLDERS.  The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

               SECTION 4. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, for determining shareholders entitled to receive payment of any dividend, or for determining shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders, meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


                                   ARTICLE V
                                     SEAL
                                   ---------

            The common seal of the Corporation shall bear within concentric circles the words "BellSouth Telecommunications, Inc." with the word "Seal" in the center. The seal and its attestation may be facsimiles or may be otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.


                                  ARTICLE VI
                                   INDEMNITY
                                  ----------

            SECTION 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

               SECTION 2. The Board of Directors is expressly authorized on behalf of the Corporation to enter into indemnity agreements between the Corporation and any Director or officer of the Corporation, or any person serving at the request of the Corporation as a Director, officer, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or enterprise, in form and content acceptable to the Board of Directors and substantially in the form of agreement submitted to and approved by the shareholders of the Corporation. Such agreements may provide that the Corporation shall indemnify such persons and

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provide for procedural rights intended to assure that appropriate indemnification is available against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with such action, suit or proceeding. No indemnification may be made for liability (i) for any appropriation, in violation of a Director's duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or constituting intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2- 154 of the Georgia Business Corporation Code, or (iv) for any transaction from which the person derived an improper personal benefit.


                                  ARTICLE VII
                              AMENDMENT OF BYLAWS
                              -------------------

            Unless prohibited by the Georgia Business Corporation Code, the Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. If the Bylaws are to be amended at a special meeting of Directors, notice of such intention shall be included in the notice of the meeting. Action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote.

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